UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2015 (February 16, 2015)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 18, 2015, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter and year ended December 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On February 16, 2015, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.13	April 15, 2015	April 1, 2015
Preference shares - Series A	$0.515625	March 16, 2015	March 1, 2015
Preference shares - Series B	$0.90625	March 16, 2015	March 1, 2015

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 18, 2015

99.2	Press Release of Maiden Holdings, Ltd., dated February 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 18, 2015

99.2	Press Release of Maiden Holdings, Ltd., dated February 16, 2015

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Fourth Quarter 2014 Net Operating Earnings(1) of $34.6 million or $0.44 Per Diluted Common Share and Annualized Operating Return on Common Equity(1) of 15.1%; Full Year 2014 Annualized Operating Return on Common Equity of 13.6%

Highlights for the quarter ended December 31, 2014

•	Annualized operating return on common equity(1) of 15.1% compared to 11.3% in the fourth quarter of 2013;

•	Net operating earnings(1) of $34.6 million, or $0.44 per diluted common share compared with net operating earnings of $23.3 million, or $0.30 per diluted common share in the fourth quarter of 2013;

•	Net premiums written increased 35% to $601.9 million for the fourth quarter of 2014 compared to the same period last year;

•	Combined ratio(10) of 98.6% compared to 97.3% in the fourth quarter of 2013;

•	Record quarterly net investment income was $31.7 million, an increase of 25.1% compared to the fourth quarter of 2013; and

•
Book value per common share(4) of $12.69 increased 2.9% versus September 30, 2014, reflecting retained earnings and increased market values of the fixed income investment portfolio during the fourth quarter of 2014.

Highlights for the year ended December 31, 2014

•	Annualized operating return on common equity(1) of 13.6% compared to 10.5% in 2013;

•	Record net operating earnings (1) of $117.7 million, or $1.53 per diluted common share compared with $87.5 million, or $1.18 per diluted common share in 2013;

•
Net premiums written increased 17.3% to $2.5 billion versus $2.1 billion in 2013; excluding the cancelled National General Holdings Corporation (“NGHC”) Quota Share, the underlying growth rate was 27.3%;

•	Combined ratio(10) of 98.0% compared to 97.5% in 2013;

•	Record annual net investment income was $117.2 million, an increase of 28.3% compared to 2013; and

•
Book value per common share(4) of $12.69 increased 13.9% compared to December 31, 2013 reflecting a significant contribution from earnings and the increased market values of the fixed income investment portfolio during the year.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported record fourth quarter 2014 net operating earnings(1) of $34.6 million, or $0.44 per diluted common share compared with $23.3 million, or $0.30 per diluted common share in the fourth quarter of 2013. In the fourth quarter of 2014, net income attributable to Maiden common shareholders was $27.5 million compared to net income attributable to Maiden common shareholders of $20.8 million in the fourth quarter of 2013.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “In 2014 we continued to make solid progress driving record operating income and improving operating ROE, while increasing our active client count, expanding existing client relationships and growing our invested asset base. We are confident in our ability to further enhance our operating performance going forward. Importantly, our disciplined specialist focus on developing a low volatility underwriting portfolio while serving the reinsurance capital needs of regional and specialty insurers remains unchanged.”

Results for the quarter ended December 31, 2014
Maiden reported net operating earnings(1) for the fourth quarter of 2014 of $34.6 million, or $0.44 per diluted common share compared with $23.3 million, or $0.30 per diluted common share in the fourth quarter of 2013. Net income attributable to Maiden common shareholders was $27.5 million compared to net income attributable to Maiden common shareholders of $20.8 million in the fourth quarter of 2013.

In the fourth quarter of 2014, net premiums written totaled $601.9 million, an increase of 35.0% compared to the fourth quarter of 2013.  The Diversified Reinsurance segment’s net premiums written totaled $168.4 million, a decrease of 3.1% versus the fourth quarter of 2013. The Diversified Reinsurance segment’s premium levels were down slightly due to one-time increases experienced in Europe due to promotional offers in the comparative period in 2013. In the AmTrust Reinsurance segment, net premiums written increased by 57.7% to $433.5 million compared to the fourth quarter of 2013, as a result of continued rate increases in lines of business such as worker’s compensation, as well as new business from the Tower Group renewal rights transaction.

Net premiums earned of $608.2 million increased 23.9% compared to the fourth quarter of 2013.   In the Diversified Reinsurance segment, net premiums earned increased 16.4% to $218.8 million compared to the fourth quarter of 2013. The AmTrust Reinsurance segment earned premiums were up 47.6% to $389.4 million compared to the fourth quarter of 2013.

Net loss and loss adjustment expenses of $396.0 million were up 20.1% compared to the fourth quarter of 2013.  The loss ratio(6) of 64.8% was lower than the 66.8% reported in the fourth quarter of 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $55.7 million to $206.7 million in the fourth quarter of 2014, compared to the same quarter a year ago. The total expense ratio(9) rose to 33.8% for the fourth quarter of 2014 compared with 30.5% in the same quarter last year, due to a change in business mix. General and administrative expenses for the fourth quarter of 2014 totaled $17.1 million compared with $14.5 million in the fourth quarter of 2013. The general and administrative expense ratio(8) was 2.8% in the fourth quarter of 2014, a decrease compared to 2.9% reported in the fourth quarter of 2013.

The combined ratio(10) for the fourth quarter of 2014 totaled 98.6% compared with 97.3% in the fourth quarter of 2013. The Diversified Reinsurance segment combined ratio was 99.7% in the fourth quarter of 2014, up from 97.0% in the fourth quarter of 2013. The higher Diversified Reinsurance segment combined ratio is primarily driven by higher than expected loss activity in Maiden’s facultative commercial auto and excess property treaty lines and to a lesser extent a change in business mix. Excluding the impact of the facultative commercial auto and excess property treaty loss activity, the fourth quarter 2014 Diversified Reinsurance segment combined ratio would have been 97.6%. The Company continues to take underwriting actions as appropriate, with some accounts being restructured or terminated. The AmTrust Reinsurance segment reported a combined ratio of 94.8% in the fourth quarter of 2014 compared to 96.2% in the fourth quarter of 2013.

As reported for the quarter ended September 30, 2014, the Company revised the structure of its reportable segments with the results of operations of the former NGHC Quota Share segment and the remnants of the excess & surplus business have been included in the "Other" category. The combined ratio for the “Other” category was negatively impacted by higher loss reserve estimates from the former NGHC Quota Share segment, and to a lesser extent, additional loss development associated with Superstorm Sandy claims in 2012. In addition, contributions from these terminated business lines have been excluded from operating earnings to appropriately reflect the performance of ongoing operations. Maiden’s combined ratio in the fourth quarter of 2014 excluding these non-operating “Other” category contributions would have been 97.4%.

Effective January 1, 2015, Maiden entered into a quota share retrocessional contract with a highly rated, well-capitalized reinsurer that will support the Company's continued profitable growth.  Maiden anticipates ceding approximately $150 million to $200 million dollars in 2015.

Record net investment income of $31.7 million in the fourth quarter of 2014 increased 25.1% compared to the fourth quarter of 2013. As of December 31, 2014, the average yield on the fixed income portfolio (excluding cash) is 3.46% with an average duration of 4.54 years.

Total assets increased 9.6% to $5.2 billion at December 31, 2014 compared to $4.7 billion at year-end 2013.   Shareholders' equity was $1.2 billion, up 10.4% compared to December 31, 2013. Book value per common share was $12.69 at the end of 2014 or 13.9% higher than at December 31, 2013.

During the fourth quarter of 2014, the Board of Directors declared dividends of $0.13 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

Results for the twelve months ended December 31, 2014
Record net operating earnings(1) for the year ended December 31, 2014 were $117.7 million, or $1.53 per diluted common share compared with $87.5 million, or $1.18 per diluted common share for 2013. Net income attributable to Maiden common shareholders was $77.1 million compared to net income attributable to Maiden common shareholders of $87.9 million in 2013. As reported previously, in the first quarter of 2014, net income was impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the redemption of the TRUPs in January of 2014.

In the year ended December 31, 2014, net premiums written totaled $2.5 billion, an increase of 17.3% compared to 2013.  Excluding the cancelled NGHC Quota Share, the underlying growth rate was 27.3%. Net premiums written in the Diversified Reinsurance segment totaled $850.0 million, an increase of 11.4% versus 2013. In the AmTrust Reinsurance segment, net premiums written increased by 37.7% to $1.6 billion compared to 2013.

Net premiums earned of $2.3 billion increased 12.5% compared to 2013.  Net premiums earned increased 13.4% in the Diversified Reinsurance segment to $854.0 million compared to 2013. The AmTrust Reinsurance segment net premiums earned were up 39.4% to $1.4 billion compared to 2013.

Net loss and loss adjustment expenses of $1.5 billion were up 11.0% compared to 2013.  The loss ratio(6) of 66.1% was lower than the 67.0% recorded in 2013.

Commission and other acquisition expenses, including general and administrative expenses, increased $107.0 million to $722.3 million in 2014, compared to the comparable period a year ago, while the total expense ratio(9) increased to 31.9% for 2014 compared with 30.5% in 2013. General and administrative expenses for 2014 totaled $62.9 million compared with $58.7 million in 2013. The general and administrative expense ratio(8) decreased to 2.8% in 2014 versus 2.9% in 2013.

The combined ratio(10) for 2014 totaled 98.0% compared with 97.5% in 2013. The Diversified Reinsurance segment had a combined ratio of 98.7% in 2014 compared to 98.1% in 2013. The AmTrust Reinsurance segment reported a combined ratio of 95.4% in 2014 compared to 95.8% in 2013.

Record net investment income of $117.2 million in 2014 increased 28.3% compared to 2013.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 75809183
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on February 19, 2015 through midnight on February 26, 2015. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 75809183; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2014, Maiden had $5.2 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except per share data)

	December 31, 2014 (Unaudited)	December 31, 2013 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2014: $3,379,864; 2013: $3,127,792)	$3,456,904	$3,162,067
Other investments, at fair value (Cost 2014: $10,862; 2013: $4,522)	12,571	5,092
Total investments	3,469,475	3,167,159
Cash and cash equivalents	108,119	139,833
Restricted cash and cash equivalents	284,381	77,360
Accrued investment income	27,524	25,238
Reinsurance balances receivable, net	512,996	560,145
Reinsurance recoverable on unpaid losses	75,873	84,036
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	372,487	304,908
Goodwill and intangible assets, net	87,336	90,613
Other assets	57,926	96,112
Total assets	$5,164,092	$4,713,379
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,271,292	$1,957,835
Unearned premiums	1,207,757	1,034,754
Accrued expenses and other liabilities	83,877	110,114
Senior notes	360,000	360,000
Junior subordinated debt	—	126,381
Total liabilities	3,922,926	3,589,084
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	739	736
Additional paid-in capital	578,445	574,522
Accumulated other comprehensive income	95,293	25,784
Retained earnings	255,084	211,602
Treasury shares, at cost	(3,867)	(3,801)
Total Maiden shareholders’ equity	1,240,694	1,123,843
Noncontrolling interest in subsidiaries	472	452
Total equity	1,241,166	1,124,295
Total liabilities and equity	$5,164,092	$4,713,379

Book value per common share(4)	$12.69	$11.14

Common shares outstanding	72,932,702	72,633,561

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2013	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Revenues:
Gross premiums written	$602,101	$462,067	$2,507,352	$2,204,159
Net premiums written	$601,868	$445,875	$2,458,136	$2,096,301
Change in unearned premiums	6,307	45,171	(206,393)	(95,414)
Net premiums earned	608,175	491,046	2,251,743	2,000,887
Other insurance revenue	2,983	2,966	13,410	14,232
Net investment income	31,746	25,375	117,215	91,352
Net realized gains (losses) on investment	188	(122)	1,163	3,585
Total other-than-temporary impairment losses	(1,175)	—	(2,364)	—
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	(1,175)	—	(2,364)	—
Total revenues	641,917	519,265	2,381,167	2,110,056
Expenses:
Net loss and loss adjustment expenses	395,955	329,759	1,498,271	1,349,630
Commission and other acquisition expenses	189,585	136,482	659,315	556,578
General and administrative expenses	17,093	14,498	62,937	58,661
Total expenses	602,633	480,739	2,220,523	1,964,869
Income from operations(2)	39,284	38,526	160,644	145,187
Other expenses
Interest and amortization expenses	(7,172)	(10,786)	(29,580)	(39,497)
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	(28,240)	—
Amortization of intangible assets	(819)	(945)	(3,277)	(3,780)
Foreign exchange and other gains	2,595	236	4,150	2,809
Total other expenses	(5,396)	(11,495)	(56,947)	(40,468)
Income before income taxes	33,888	27,031	103,697	104,719
Income tax expense	257	646	2,164	1,863
Net income	33,631	26,385	101,533	102,856
Less: income attributable to noncontrolling interest	(33)	(26)	(142)	(121)
Net income attributable to Maiden	33,598	26,359	101,391	102,735
Dividends on preference shares	(6,084)	(5,553)	(24,337)	(14,834)
Net income attributable to Maiden common shareholders	$27,514	$20,806	$77,054	$87,901
Net operating earnings attributable to Maiden common shareholders(1)	$34,627	$23,281	$117,702	$87,492
Basic earnings per common share attributable to Maiden shareholders	$0.38	$0.29	$1.06	$1.21
Diluted earnings per common share attributable to Maiden shareholders	$0.36	$0.27	$1.04	$1.18
Basic operating earnings per common share attributable to Maiden shareholders	$0.47	$0.32	$1.61	$1.21
Diluted operating earnings per common share attributable to Maiden shareholders	$0.44	$0.30	$1.53	$1.18
Dividends declared per common share	$0.13	$0.11	$0.46	$0.38
Weighted average number of common shares - basic	72,915,980	72,615,033	72,843,782	72,510,361

Adjusted weighted average number of common shares and assumed conversions - diluted	84,982,895	84,521,981	84,836,051	76,417,839
Net loss and loss adjustment expense ratio(6)	64.8%	66.8%	66.1%	67.0%
Commission and other acquisition expense ratio(7)	31.0%	27.6%	29.1%	27.6%
General and administrative expense ratio(8)	2.8%	2.9%	2.8%	2.9%
Expense ratio(9)	33.8%	30.5%	31.9%	30.5%
Combined ratio(10)	98.6%	97.3%	98.0%	97.5%
Annualized return on common equity	12.0%	10.1%	8.9%	10.5%
Annualized operating return on common equity	15.1%	11.3%	13.6%	10.5%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2013	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$27,514	$20,806	$77,054	$87,901
Add (subtract)
Net realized (gains) losses on investment	(188)	122	(1,163)	(3,585)
Net impairment losses recognized in earnings	1,175	—	2,364	—
Foreign exchange and other gains	(2,595)	(236)	(4,150)	(2,809)
Amortization of intangible assets	819	945	3,277	3,780
Divested excess and surplus ("E&S") business and NGHC run-off	7,612	—	10,427	—
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	—	1,215	492	1,215
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Non-cash deferred tax expense	290	429	1,161	990
Net operating earnings attributable to Maiden common shareholders(1)	$34,627	$23,281	$117,702	$87,492
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.47	$0.32	$1.61	$1.21
Diluted earnings per common share attributable to Maiden shareholders	$0.44	$0.30	$1.53	$1.18
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$33,598	$26,359	$101,391	$102,735
Add (subtract)
Foreign exchange and other gains	(2,595)	(236)	(4,150)	(2,809)
Amortization of intangible assets	819	945	3,277	3,780
Interest and amortization expenses	7,172	10,786	29,580	39,497
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	28,240	—
Income tax expense	257	646	2,164	1,863
Income attributable to noncontrolling interest	33	26	142	121
Income from operations(2)	$39,284	$38,526	$160,644	$145,187

	December 31, 2014	December 31, 2013
Investable assets:
Total investments	$3,469,475	$3,167,159
Cash and cash equivalents	108,119	139,833
Restricted cash and cash equivalents	284,381	77,360
Loan to related party	167,975	167,975
Total investable assets(3)	$4,029,950	$3,552,327

	December 31, 2014	December 31, 2014
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	925,694	808,843
Total Maiden shareholders' equity	1,240,694	1,123,843
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Junior subordinated debt	—	126,381
Total capital resources(5)	$1,600,694	$1,610,224

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested E&S business and NGHC run-off, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's debt and Maiden shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended December 31, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$168,359	$433,528	$(19)	$601,868
Net premiums earned	$218,775	$389,414	$(14)	$608,175
Other insurance revenue	2,983	—	—	2,983
Net loss and loss adjustment expenses	(140,442)	(248,144)	(7,369)	(395,955)
Commission and other acquisition expenses	(68,861)	(120,672)	(52)	(189,585)
General and administrative expenses	(11,707)	(498)	(177)	(12,382)
Underwriting income (loss)	$748	$20,100	$(7,612)	13,236
Reconciliation to net income
Net investment income and realized gains on investment				31,934
Net impairment losses recognized in earnings				(1,175)
Amortization of intangible assets				(819)
Foreign exchange and other gains				2,595
Interest and amortization expenses				(7,172)
Other general and administrative expenses				(4,711)
Income tax expense				(257)
Net income				$33,631

Net loss and loss adjustment expense ratio(6)	63.3%	63.7%	(52,635.7)%	64.8%
Commission and other acquisition expense ratio(7)	31.1%	31.0%	(371.4)%	31.0%
General and administrative expense ratio(8)	5.3%	0.1%	(1,264.3)%	2.8%
Combined ratio(10)	99.7%	94.8%	(54,271.4)%	98.6%

For the Three Months Ended December 31, 2013	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$173,762	$274,932	$(2,819)	$445,875
Net premiums earned	$188,009	$263,800	$39,237	$491,046
Other insurance revenue	2,966	—	—	2,966
Net loss and loss adjustment expenses	(127,592)	(174,806)	(27,361)	(329,759)
Commission and other acquisition expenses	(46,920)	(78,360)	(11,202)	(136,482)
General and administrative expenses	(10,692)	(494)	(177)	(11,363)
Underwriting income	$5,771	$10,140	$497	16,408
Reconciliation to net income
Net investment income and realized losses on investment				25,253
Amortization of intangible assets				(945)
Foreign exchange and other gains				236
Interest and amortization expenses				(10,786)
Other general and administrative expenses				(3,135)
Income tax expense				(646)
Net income				$26,385

Net loss and loss adjustment expense ratio(6)	66.8%	66.3%	69.7%	66.8%
Commission and other acquisition expense ratio(7)	24.6%	29.7%	28.5%	27.6%
General and administrative expense ratio(8)	5.6%	0.2%	0.5%	2.9%
Combined ratio(10)	97.0%	96.2%	98.7%	97.3%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Year Ended December 31, 2014	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$850,049	$1,610,485	$(2,398)	$2,458,136
Net premiums earned	$854,026	$1,378,327	$19,390	$2,251,743
Other insurance revenue	13,410	—	—	13,410
Net loss and loss adjustment expenses	(579,771)	(893,502)	(24,998)	(1,498,271)
Commission and other acquisition expenses	(233,711)	(418,908)	(6,696)	(659,315)
General and administrative expenses	(42,914)	(2,098)	(757)	(45,769)
Underwriting income (loss)	$11,040	$63,819	$(13,061)	61,798
Reconciliation to net income
Net investment income and realized gains on investment				118,378
Net impairment losses recognized in earnings				(2,364)
Amortization of intangible assets				(3,277)
Foreign exchange and other gains				4,150
Interest and amortization expenses				(29,580)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Other general and administrative expenses				(17,168)
Income tax expense				(2,164)
Net income				$101,533

Net loss and loss adjustment expense ratio(6)	66.8%	64.8%	128.9%	66.1%
Commission and other acquisition expense ratio(7)	26.9%	30.4%	34.5%	29.1%
General and administrative expense ratio(8)	5.0%	0.2%	4.0%	2.8%
Combined ratio(10)	98.7%	95.4%	167.4%	98.0%

For the Year Ended December 31, 2013	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Net premiums written	$763,374	$1,169,961	$162,966	$2,096,301
Net premiums earned	$753,157	$988,900	$258,830	$2,000,887
Other insurance revenue	14,232	—	—	14,232
Net loss and loss adjustment expenses	(519,962)	(653,528)	(176,140)	(1,349,630)
Commission and other acquisition expenses	(190,604)	(291,559)	(74,415)	(556,578)
General and administrative expenses	(42,331)	(1,992)	(707)	(45,030)
Underwriting income	$14,492	$41,821	$7,568	63,881
Reconciliation to net income
Net investment income and realized gains on investment				94,937
Amortization of intangible assets				(3,780)
Foreign exchange and other gains				2,809
Interest and amortization expenses				(39,497)
Other general and administrative expenses				(13,631)
Income tax expense				(1,863)
Net income				$102,856

Net loss and loss adjustment expense ratio(6)	67.8%	66.1%	68.1%	67.0%
Commission and other acquisition expense ratio(7)	24.8%	29.5%	28.8%	27.6%
General and administrative expense ratio(8)	5.5%	0.2%	0.2%	2.9%
Combined ratio(10)	98.1%	95.8%	97.1%	97.5%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2
PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, February 16, 2015 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock. The dividend will be payable on April 15, 2015 to shareholders of record as of April 1, 2015.
Maiden’s Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on March 16, 2015 to shareholders of record as of March 1, 2015.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on March 16, 2015 to shareholders of record as of March 1, 2015.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2014, Maiden had $5.1 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm